UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2020 (January 23, 2020)

EDISON NATION, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-38448	82-2199200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 West Broad Street, Suite 1004 Bethlehem, Pennsylvania	18018
(Address of principal executive offices)	(Zip Code)

(484) 893-0060

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	EDNT	Nasdaq

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On January 23, 2020, Edison Nation, Inc. (the “Company”) entered into a loan agreement the (“Loan Agreement”) with Greentree Financial Group, Inc. (the “Investor”), pursuant to which the Investor purchased a 10% Convertible Promissory Note (the “Note”) from the Company, and the Company issued to the Investor a warrant (the “Warrant”) to purchase 550,000 shares of the Company’s common stock, $0.001 per share (“Common Stock”). The proceeds from the Note will be used for general working capital purposes and for the repayment of debt. On January 24, 2020, the Company used $588,366.44 of the proceeds from the Note to pay off in full the 12% Convertible Promissory Note held by Labrys Fund, LP, as described in further detail under Item 1.02, below.

On January 29, 2020, the Company and the Investor entered into an Amendment Agreement, amending the Loan Agreement, the Note, and the Warrant to: (i) correct the effective date set forth in the Loan Agreement, Note and Warrant to January 23, 2020, (ii) clarify the terms of the registration right provision in the Loan Agreement, and (iii) to ensure that the total number of shares of Common Stock issued pursuant to the Loan Agreement, the Note, and/or the Warrant, each as amended, does not exceed 17.99% of the Company’s issued and outstanding Common Stock as of January 23, 2020.

Loan Agreement

Upon execution of the Loan Agreement, the Company issued to the Investor 100,000 shares of Common Stock (the “Origination Shares”) as an origination fee, plus an additional 60,000 shares of Common Stock as consideration for advisory services.

Pursuant to the Loan Agreement, the Company agreed to pay certain costs of the Investor, including $15,000 for the Investor’s legal fees and transfer agent fees resulting from conversion of the Note. The Loan Agreement also contains representations and warranties by the Company and the Investor, which the Company believes are customary for transactions of this type. Furthermore, the Company is subject to certain negative covenants under the Loan Agreement, which the Company also believes are also customary for transactions of this type.

The Loan Agreement, as amended, also contains a registration rights provision, pursuant to which the Company is required to prepare and file a registration statement (the “Registration Statement”) with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, registering a total of 1,200,000 shares of Common Stock issued to the Investor pursuant to the Loan Agreement, Note and Warrant. The Company will be required to have such Registration Statement filed within 30 days of the effective date of the Loan Agreement (which, as amended, is January 23, 2020) and declared effective by the SEC within 105 calendar days following the effective date of the Loan Agreement. If the Company fails to file or have declared effective the Registration Statement within the timeframe set forth in the Loan Agreement, or certain other events occur as set forth in the Loan Agreement, the Company is obligated to pay the Investor an amount of liquidated damages equal to $35,000 per month until such failure is cured. In addition to the registration rights granted to the Investor, the Loan Agreement contains a “true up” provision, which requires the Company to issue the Investor additional shares of Common Stock during the period beginning on the effective date of the Registration Statement until the 90th day after the effective date of the Registration Statement, if the average of the 15 lowest daily closing prices of the Common Stock is less than $2.00.

Note

Pursuant to the Loan Agreement, the Company agreed to issue and sell to the Investor the Note, in the principal amount of $1,100,000. The Note, as amended, is due and payable October 23, 2020 (the “Maturity Date”), and is convertible at any time at a price of $2.00 per share, subject to certain adjustments to the conversion price set forth in the Note. The Note reiterates the registration rights set forth in the Loan Agreement and the Warrant. There is no prepayment penalty on the Note. If the Note is not prepaid by the 90th day after the effective date of the Registration Statement, the Investor is required to convert the entire amount of principal and interest outstanding on the Note at that time, at a price of $2.00 per share, unless an event of default (as such events are described in the Note) under the Note has occurred, in which case the Note would be mandatorily converted at a price equal to 50% of the lowest trading price of the Common Stock for the last 10 trading days immediately prior to, but not including, the date that the Note mandatorily converts. The Note also contains a conversion limitation provision, which prohibits the Investor from converting the Note in an amount that would result in the beneficial ownership of greater than 4.9% of the total issued and outstanding shares of Common Stock, provided that (i) such conversion limitation may be waived by the Investor with 61 days prior notice, and (ii) the Investor cannot waive the conversion limitation if conversion of the Note would result in the Investor having beneficial ownership of greater than 9.9% of the total issued and outstanding shares of Common Stock.

Warrant

Pursuant to the Loan Agreement, the Company also issued the Investor a warrant to purchase 550,000 shares of Common Stock at an exercise price of $2.00 per share, subject to certain adjustments to the exercise price set forth in the Warrant. The Warrant, as amended, expires on January 23, 2023. If the closing price per share of the Common Stock reported on the day immediately preceding an exercise of the Warrant is greater than $2.00 per share, the Warrant may be exercised cashlessly, based on a cashless exercise formula.  The Warrant reiterates the registration rights set forth in the Loan Agreement and the Note. The Warrant also contains a repurchase provision, which at any time after the Registration Statement is effective and the Common Stock has traded at a price over $3.00 share for 20 consecutive days, gives the Company a 30-day option to repurchase any unexercised portion of the Warrant at a price of $1.00 per share.

The foregoing descriptions of the Loan Agreement, Note, Warrant, and Amendment Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of the Loan Agreement, Note, Warrant, and Amendment Agreement which are filed as, respectively, Exhibits 10.1, 10.2, 10.3, and 10.4 hereto.

Item 1.02.	Termination of a Material Definitive Agreement.

As reported in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on August 29, 2019, the Company entered into that certain securities purchase agreement (the “Labrys SPA”) with Labrys Fund, LP (“Labrys”) pursuant to which Labrys purchased a 12% Convertible Promissory Note (the “Labrys Note”) from the Company. Pursuant to the Labrys SPA, the Company issued the Labrys Note, in the principal amount of $560,000, with an original issue discount in the amount of $60,000. The Labrys Note was due and payable February 26, 2020. Additionally, the Company initially reserved 700,000 shares for issuance upon conversion of the Labrys Note and issued 181,005 shares of Common Stock to Labrys as a commitment fee, of which 153,005 shares of Common Stock had to be returned to the Company in the event the Labrys Note was fully paid and satisfied prior to its maturity date.

As stated above, on January 24, 2020, the Company repaid the Labrys Note in full. Upon repayment of the Labrys Note, Labrys returned to the Company for cancellation the 153,005 shares of Common Stock that had been originally issued to Labrys as a portion of the commitment fee paid in connection with the Labrys Note, and allowed the Company to cancel the reservation of the 875,000 shares of Common Stock that had been reserved pursuant to the Labrys SPA and Labrys Note.

Item 3.02.	Unregistered Sales of Equity Securities.

The disclosure under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

The Investor is an “accredited investor” (as defined by Rule 501 under the Securities Act of 1933, as amended (the “Securities Act”)), such that the issuance of the securities set forth herein was made in reliance on the exemption provided by Section 4(a)(2) and Rule 506(b) of Regulation D under the Securities Act, as well as corresponding provisions of state securities laws.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Loan Agreement dated January 23, 2020
10.2	10% Convertible Promissory Note dated January 23, 2020
10.3	Common Stock Purchase Warrant dated January 23, 2020
10.4	Amendment Agreement dated January 29, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2020

EDISON NATION, INC.

By:	/s/ Christopher B. Ferguson
Name:	Christopher B. Ferguson
Title:	Chief Executive Officer